UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/26/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 26, 2006, Molina Healthcare, Inc. entered into a definitive Purchase Agreement with the shareholders of HCLB, Inc., a Michigan corporation ("HCLB"), to acquire all of the outstanding shares of HCLB capital stock. The shareholders of HCLB include Susan Sarin, William M. Brodhead, Ralph N. Woronoff, Nancy L. Wanchik, and Thomas A. Murar. HCLB is the parent company of CAPE Health Plan, Inc., a Michigan corporation based in Southfield, Michigan. The purchase price under the Purchase Agreement is $41,600,000, subject to possible adjustments. In addition, as part of the purchase Molina Healthcare will make a capital contribution to HCLB in the amount of $2,400,000. The Purchase Agreement is subject to customary closing conditions, including the obtaining of regulatory approval.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 30, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel